Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (No. 33-68862) pertaining to the 1993 Stock Option Plan,
(ii) the Registration Statement on Form S-8 (No. 333-09633) pertaining to the 1995 Stock Purchase Plan, (iii) the Registration Statement on Form S-8 (No. 2-86405) pertaining to the 1983 Key Employees Stock Option Plan, (iv) the Registration Statement on Form S-8 (No. 333-36795) pertaining to the Long-Term Incentive Plan and (v) the Registration Statement on Form S-8 (No. 333-36199) pertaining to the Stock Option Plan for Non-Employee Directors, which were previously filed by Merrimac Industries, Inc. (the "Company"), of our report on the consolidated financial statements of the Company and its subsidiaries, dated February 18, 1997, which report appears elsewhere in this Annual Report on Form 10-KSB for the fiscal year ended January 2, 1999.


                                                         /s/ J.H. Cohn LLP
                                                         -----------------
                                                             J.H. Cohn LLP


      Roseland, New Jersey
      March 29, 1999



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